UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 1, 2002
(Date of earliest event reported)

PEAK INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	0-29332	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44091 Nobel Drive, P.O. Box 1767, Fremont California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 449-0100

Item 4.    Changes in Registrant’s Certifying Accountant.

(a)    On July 1, 2002, Arthur Andersen & Co (“Arthur Andersen”) resigned as independent public accountants of Peak International Limited (the “Company”) and the Company engaged PricewaterhouseCoopers (“PWC”) to serve as the Company’s independent public accountants for the fiscal year ended March 31, 2003. The audit committee of the Company’s Board of Directors (the “Board”) recommended, and the Board approved, the resignation of Arthur Andersen and the appointment of PWC. Arthur Andersen had served as the Company’s independent public accountant since October 11, 2001 and for the fiscal year ended March 31, 2002.

(b)    Arthur Andersen’s report on the Company’s consolidated financial statements for the fiscal year ended March 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

(c)    During the fiscal year ended March 31, 2002 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such year. In addition, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(d)    The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated July 1, 2002, stating its agreement with such statements.

(e)    During the fiscal years ended March 31, 2002 and 2001 and through the date hereof, the Company did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

16.1    Letter from Arthur Andersen & Co to the Securities and Exchange Commission dated July 1, 2002

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2002

PEAK INTERNATIONAL LIMITED

By	/s/ Jerry Mo
Name:	Jerry Mo
Title:	Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from Arthur Andersen & Co to the Securities and Exchange Commission dated July 1, 2002

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